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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-67466 of Willis North America Inc. on Form S-8 of our report dated June 4, 2003, appearing in this Annual Report on Form 11-K of the Willis North America Inc. Financial Security Partnership Plan for the year ended December 31, 2002.







/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP


New York, New York
June 27, 2003